Exhibit 32.2
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
          I, David J. Oakes, Senior Executive Vice President and Chief Financial Officer of Developers Diversified Realty Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
(1) The Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), which this certification accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ David J. Oakes
David J. Oakes
Senior Executive Vice President and Chief Financial Officer May 7, 2010